Exhibit 25.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) ☐

UNION BANK, N.A.

(Exact name of trustee as specified in its charter)

94-0304228
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification no.)

400 California Street San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

General Counsel

Union Bank, N.A.

400 California Street

Corporate Trust - 12th Floor

San Francisco, California  94104

(415) 765-2945

(Name, address and telephone number of agent for

service)

WALTER ENERGY, INC.

(Exact name of obligor as specified in its charter)

Delaware	13-3429953
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification no.)

3000 Riverchase Galleria, Suite 1700 Birmingham, AL	35244
(Address of Principal Executive Offices)	(Zip Code)

Walter Energy, Inc. 8.500% SENIOR NOTES

DUE 2021

(Title of Indenture Securities)

Item 1.      General Information.  Furnish the following information as to the Trustee -

(a)                   Name and address of each examining or supervising authority to which it is subject.

Office of the Comptroller of the Currency

Washington, D.C. 20219

(b)   Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.     Affiliations with the obligor.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Items 3-15.  Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.     List of Exhibits.  List below all exhibits filed as a part of this statement of eligibility.

1.              A copy of the Articles of Association of the Trustee as now in effect.*

2.              A copy of the certificate of authority of the Trustee to commence business, if not contained in the Articles of Association.*

3.              A copy of the authorization of the Trustee to exercise corporate trust powers, if such authorization is not contained in documents specified in paragraph (1) or (2) above.*

4.              A copy of the existing bylaws of the Trustee, or instruments corresponding thereto.*

5.              A copy of each Indenture referred to in Item 4, if the obligor is in default.  Not applicable.

6.              The consents of United States institutional trustees required by Section 321(b) of the Trust Indenture Act of 1939.  Attached as Exhibit 6.

7.              A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.  Attached as Exhibit 7.

8.              A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Trust Indenture Act of 1939.  Not applicable.

9.              Foreign trustees are required to file a consent to service of process of Form F-X [§269.5 of this chapter].  Not applicable.

* Exhibits 1 through 4 are incorporated by reference to Form T-1 as presented in Exhibit 25.1 to Registration Statement on Form S-3, Registration No. 333-165578 filed with the Securities and Exchange Commission on March 19, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Union Bank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 22nd day of August, 2013.

Union Bank, N.A.

By:	/s/ Enrico Reyes
Name:	Enrico Reyes
Title:	Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

REQUIRED BY SECTION 321(b) OF THE ACT

August 22, 2013

Securities and Exchange Commission

Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture for senior indebtedness between Walter Energy, Inc. (the “Company”) and Union Bank, National Association (the “Trustee”), the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

Sincerely,

Union Bank, National Association

By:
/s/ Enrico Reyes
Enrico Reyes
Corporate Trust Vice President

EXHIBIT 7

Consolidated Report of Condition of

Union Bank, National Association

of San Francisco in the State of California, at the close of business June 30, 2013, published in response to call made by the Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter 21541

BALANCE SHEET

Dollar Amounts
In Thousands
ASSETS

Cash and balances due from depository institutions:
Non-interest-bearing balances and currency and coin	$1,403,162
Interest-bearing balances	1,900,262
Securities:
Held-to-maturity securities	905,255
Available-for-sale securities	23,422,955
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices`	35,000
Securities purchased under agreements to resell	15,298
Loans and lease financing receivables:
Loans and leases held for sale	79,973
Loans and leases, net of unearned income	65,170,144
LESS: Allowance for loan and lease losses	606,534
Loans and leases, net of unearned income and allowance	64,563,610
Trading assets	844,076
Premises and fixed assets	699,422
Other real estate owned	68,504
Investments in unconsolidated subsidiaries and associated companies	1,020,819
Direct and indirect investments in real estate ventures	-0-
Intangible assets:
Goodwill	3,185,929
Other intangible assets	322,549
Other assets	3,219,930
Total Assets	101,686,744

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LIABILITIES

Deposits:
In domestic offices	77,580,793
Noninterest-bearing	25,676,379
Interest-bearing	51,904,414
In foreign offices, Edge and Agreement subsidiaries, and IBFs	657,664
Noninterest-bearing	-0-
Interest-bearing	657,664
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	132,300
Securities sold under agreements to repurchase	4,301
Trading liabilities	565,884
Other borrowed money	7,373,736
Subordinated notes and debentures	1,473,766

Other liabilities	1,864,587
Total liabilities	89,649,031

EQUITY CAPITAL

Perpetual preferred stock and related surplus	-0-
Common stock	604,577
Surplus	8,098,383
Retained earnings	3,939,338
Accumulated other comprehensive income	-874,262
Other equity capital components	-0-

Total bank equity capital	11,768,036
Noncontrolling (minority) interests in consolidated subsidiaries	269,677
Total equity capital	12,037,713

Total liabilities and equity capital	101,686,744

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